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                                                                    Exhibit 10.2

                             CONFIDENTIAL TREATMENT

                               RESEARCH AGREEMENT

This Research Agreement (the "Research Agreement") is entered into this 7th day of July, 2000 by and between Maret Corporation, (the "Sponsor") a Delaware corporation with its place of business at 4041 MacArthur Blvd, Suite 375, Newport Beach, California 92660, and the University of Southern California ("University"), a California non-profit educational institution incorporated under the laws of the State of California.

                                    RECITALS
                                    --------

A. The parties have entered into Research Agreements, effective August 31, 1994, and dated July 18, 1997, as amended.

B. The Research contemplated by this Research Agreement is of mutual interest and benefit to the University and to Sponsor, will further the instruction, scholarship and objectives of the University in a manner consistent with its status as a non-profit, tax exempt, educational institution, and may derive benefit for both Sponsor and University through inventions, improvements and discoveries.

C. Under the terms of certain agreements, University, Gere S. Dizerega, and Kathleen Rodgers currently own a significant number of Sponsor's shares of stock and options.

D. Contemporaneous with the execution of this Research Agreement, the License Agreement by and between the Sponsor and University is being amended.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.    Definitions

1.1 "Research" shall mean the projects where protocols have been mutually agreed to by Sponsor and Gere S. dizerega, M.D. ("Principal Investigator") prior to commencement of work, under the direction of the Principal Investigator.

1.2 "University Intellectual Property" shall mean individually and collectively all inventions, improvements, discoveries, technology, and copyrights whether or not covered by intellectual property protection which are conceived or made by one or more employees of the University in the performance of the Research in the Field of Use (as that term is defined in the License Agreement).

1.3 "License Agreement" shall mean the License Agreement between the University and Sponsor, dated August 31, 1994, as amended by Amendment No.1 to the License Agreement and as hereinafter amended from time to time.

2.    Research Work

2.1 The University shall use reasonable efforts to perform the Research substantially in accordance with the terms and conditions of this Research Agreement. Anything in this Research Agreement to the contrary notwithstanding, Sponsor and University may at any time amend the Research by written

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mutual agreement.

2.2 In the event that the Principal Investigator becomes unable or unwilling to continue the Research and a mutually acceptable substitute is not available, University or Sponsor shall have the option to terminate this Research Agreement.

3.    Period of Performance

3.1 The period of performance of this Research Agreement is June 30, 2000 through December 31, 2000 (the "Period of Performance"). This Research Agreement shall become effective upon the date of last signature hereto and shall continue in effect for the full duration of the period of performance unless sooner terminated in accordance with the provisions of Article 13.

4.    Reports and Data

4.1 The Principal Investigator shall furnish Sponsor with (i) written project protocols prior to undertaking any work under this Research Agreement, (ii) written [ * ] summary reports, and (iii) written reports, including data, on completion of each project.

5.    Cost, Billings and Other Support

5.1 All payments to be made by Sponsor under the terms of the Research Agreement are set forth in Exhibit A.

5.2 Checks shall be made payable to the University of Southern California, Federal ID No.95-1642394, and sent to:

      University of Southern California
      Department of Contracts and Grants
      2250 Alcazar St., CSC 219,
      Los Angeles, California 90033
      Attention: Dale Odano-Carreon

5.3 In the event of termination of this Research Agreement pursuant to Article 13 hereof, the [ * ] as of the date of termination, including non-cancelable obligations. Such obligations shall include all non-cancelable graduate fellowships and appointments called for in Appendix A incurred prior to the date of termination. After termination, any obligation of the Sponsor for graduate fellowships and appointments shall end no later than the end of the University's academic year during which termination occurs.

6.    Publicity

6.1 Sponsor may cite that it has a Research Agreement with the University regarding technology from the University Keck School of Medicine. Neither party shall use the name, tradename, trademark or other designation of the other party in connection with any products, promotion or advertising without the prior written permission of the other party. The University acknowledges that communications with prospective investors, lenders and other business affiliates as well as the SEC and other regulatory agencies will require disclosure of the Sponsor and University's relationship. The University retains the right to a prior review of any disclosure of the relationship with the Sponsor.

*Confidential Treatment Requested. Omitted portions filed with the Commission.

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7.    Publications

7.1 University shall have the right, at its discretion, to release information or to publish any material resulting from the Research. University shall furnish Sponsor with a copy of any proposed publication [ * ] days prior to submission for publication for review and comment. Sponsor may request University to delay publishing such proposed publication for a maximum of an additional [ * ] days in order to protect the potential patentability of any invention described therein.

8.    Confidentiality

8.1 During the course of this Research Agreement, either party may provide the other with certain information, data, or material in writing, which the disclosing party has clearly marked as confidential or proprietary in nature. The receiving party shall receive and hold such information in confidence and agrees to use its reasonable efforts to prevent disclosure to third parties of said information in the manner the receiving party treats its own similar information.

8.2 Except as provided in Sections 6 and 8.3, the University agrees to keep confidential all information related to the Research or Field of Use (as that term is defined in the License Agreement) that is in its possession or comes into its possession during the term of this Agreement.

8.3 The receiving party shall not consider either information disclosed to it by disclosing party or information concerning the Research or Field of Use (as that term is defined in the License Agreement) confidential which: (1) is now common knowledge or subsequently becomes such through no breach of this Research Agreement; (2) is rightfully in receiving party's possession prior to disclosing party's disclosure as shown by written records; (3) is disclosed to receiving party by an independent third party; or (4) is independently developed by or for receiving party without benefit of confidential information received from disclosing party.

9.    Intellectual Property

9.1 All rights and title to University Intellectual Property under the Research shall belong to University and shall be subject to the terms and conditions of this Research Agreement and the License Agreement.

9.2 The provision of Section 2h (and all other provisions pertaining to "Technology" as defined in the License Agreement) and Section 7 of the License Agreement are hereby incorporated into and made a part of this Research Agreement as if fully set forth herein. The parties shall comply with the provisions of Sections 2h (and such other provisions) and 7 as to any application of University Intellectual Property.

10.   Grant of Rights

10.1 Without diminishing the rights granted Sponsor under Section 9.2, consistent with the terms of this Research Agreement and the License Agreement, University grants Sponsor an option to license, with the right to sublicense, patents and patent applications of the University Intellectual Property. University and Sponsor shall negotiate the terms of any such license in good faith.

11.   Arbitration

11.1 Any controversy or claim between the parties arising out of or relating to this Research Agreement, or a breach thereof, which cannot be resolved by mutual agreement, shall be settled by binding arbitration conducted by a single arbitrator in accordance with the Commercial Arbitration

*Confidential Treatment Requested. Omitted portions filed with the Commission.

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Rules of the American Arbitration Association, and any judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. Any such arbitration shall be held in the County of Los Angeles, California.

12.   Export

12.1 Sponsor agrees that it will at all times be in compliance with the United States government export regulations and laws and that any sub-sponsor agreement will require that the sub-sponsor is in compliance with these regulations and laws. The Sponsor asserts that it is not now doing business with any country to which the United States government prohibits export of products under consideration in this Research.

13.   Termination

13.1 Either party may terminate this Research Agreement upon [ * ] days prior written notice to the other.

13.2 Termination of this Research Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination.

14.   Warranties

14.1 University agrees to perform the Research in accordance with prevailing professional standards.

14.2 University represents and warrants that it is the owner of University Intellectual Property.

14.3  University represents and warrants that it is the owner of the Research.

14.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, UNIVERSITY MAKES NO WARRANTIES FOR ANY PURPOSE WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE RESEARCH OR THE RESULTS OF THE RESEARCH, INCLUDING THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR THE RESULTS OF THE RESEARCH UNDER THIS RESEARCH AGREEMENT. Neither the Principal Investigator, Sponsor, nor any other person is authorized to give any such warranty in the name of or on behalf of University.

14.5 Sponsor agrees that it will not rely solely upon technical information provided by University or the Principal Investigator in developing any invention or product, but will independently test, analyze and evaluate all inventions and products prior to manufacture and distribution of such inventions and products.

15.   Insurance and Indemnification

15.1 University agrees to maintain adequate liability insurance, such protection being applicable to officers, employees and agents while acting within the scope of their employment by University.

15.2 Sponsor agrees to hold harmless, indemnify and defend University, its trustees, officers, employees and agents from all liabilities, demands, damages, expenses and losses arising out of (i) performance of this Research Agreement, except to the extent of University's gross negligence or willful misconduct,
(ii) Sponsor's use of the results of the Research, or (iii) Sponsor's use, manufacture or sale of products or inventions made by use of the results of the Research. The provisions of this paragraph shall survive completion or termination of this Research Agreement.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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15.3  Sponsor warrants that at its sole cost and expense it maintains in effect a policy or program of comprehensive general liability insurance or self-insurance in single limit coverage of not less than [ * ] per incident and [ * ] annual aggregate for death, bodily injury, illness or property damage to support the indemnification obligations assumed herein. Such policy shall name University as an additional insured and shall provide for not less than [ * ] days prior written notice before any cancellation or material change in coverage shall be effective. A Certificate evidencing the comprehensive general liability policy shall be delivered to University upon request.

16.   Independent Contractor

16.1 University is an independent contractor under this Research Agreement and not an agent, servant, employee, associate, joint venture or partner of Sponsor.

17.   Governing Law

17.1 University and Sponsor agree to abide by all Federal, State, and local laws, rules, regulations, and ordinances in the performance of this Research Agreement.

17.2 This Research Agreement shall be governed and construed in accordance with the laws of the State of California.

18.   Attorneys' Fees

18.1 In the event litigation or arbitration is commenced to enforce any of the terms of this Research Agreement, the prevailing party shall recover, as part of the award and judgement, its reasonable attorneys' fees and costs of such litigation or arbitration from the nonprevailing party.

19.   Assignment

19.1 Neither party shall assign this Research Agreement except with the prior written consent of the other party, which consent will not be unreasonably withheld; provided however, Sponsor shall have the right to assign without the consent of the University this Research Agreement to any entity that acquires substantially all of its business whether by purchase of assets, stock transfer, merger, consolidation or otherwise.

19.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of Sponsor and University. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

20.   Waiver and Severability

20.1 No waiver by either party of any breach of any provision hereof shall constitute a waiver of any other breach of that or of any other provision hereof.

20.2 In the event a court or governmental agency of competent jurisdiction holds any provision of this Research Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Research Agreement, and they shall continue in full force and effect. Upon such holding, the parties shall, within a reasonable period of time, determine whether the severed provision(s) detrimentally and materially affect the obligations or performance of either or both parties. If so affected, the parties shall, within a reasonable period of time, negotiate in good faith to modify this Research Agreement to relieve

*Confidential Treatment Requested. Omitted portions filed with the Commission.

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such effects. If such negotiations do not result in mutually agreeable modification to this Research Agreement, notwithstanding the provisions of
Article 13 herein either effected party may terminate this Research Agreement upon providing the other party with [ * ] days written notice of such termination.

21.   Research Agreement Modification

21.1 This Research Agreement may be modified or amended, including extension of the term of this Research Agreement, at any time only by a written amendment executed by both parties.

22.   Notices

22.1 Any notices given under this Research Agreement shall be in writing and delivered to the following addresses by return receipt mail, postage prepaid; by overnight courier service; or by facsimile transmission. Such notices shall be effective upon the third business day following mailing, if by mail; upon receipt, if by courier; or upon confirmation of successful transmission, if by facsimile.

      For Sponsor:

      Maret Corporation
      Dr. Terence E. Winters, Chief Executive Officer
      4041 MacArthur Blvd., Suite 375
      Newport Beach, CA 92660

      For University:

      University of Southern California
      Department of Contracts and Grants
      2250 Alcazar Street, CSC-219
      Los Angeles, CA 90033
      Attn: Dale Odano-Carreon

      Copy to: Dr. Gere S. dizerega

23.   Third Party Rights

23.1 This Research Agreement shall not create any rights, including without limitation third-party beneficiary rights, in any person or entity not a party to this Research Agreement.

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*Confidential Treatment Requested. Omitted portions filed with the Commission.

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24.   Entirety

24.1 The Research Agreements, and the Developers Agreement, License Agreement, Consulting Agreements, Purchasers and Principal Shareholder Agreement, and the Registration Rights Agreement constitute the entire understanding between the parties hereto and there are no collateral, oral or other agreements or understandings. This Research Agreement supersedes any prior oral or written Research Agreement between the parties; provided however, that this provision will not negate the effectiveness or otherwise modify the provisions of the prior Research Agreements, as amended.

IN WITNESS WHEREOF, the parties have executed this Research Agreement in two or more counterparts, each as an original and all together as one instrument as of the date of last signature below written.

MARET CORPORATION                          UNIVERSITY OF SOUTHERN CALIFORNIA


By: /s/ Terence E. Winters, Ph.D.          By: /s/ Lloyd Armstrong, Jr.
    ------------------------------------       ---------------------------------
        Name:  Terence E. Winters, Ph.D.           Name:  Lloyd Armstrong, Jr.
        Title: Chief Executive Officer,            Title: Provost & Senior Vice
               Maret Corporation                          President for Academic
                                                          Affairs

Date: 7/13/2000                              Date: 7/7/2000
      ----------------------------------         -------------------------------


                                             /s/ Gere S. di Zeraega, M.D.
                                             -----------------------------------
                                             Gere S. diZerega, M.D.
                                             Principal Investigator


                                             Date: 7/8/2000
                                                 -------------------------------

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                                   Appendix A
                              USC Payment Schedule
                              July - December 2000

                                      [ * ]

*Confidential Treatment Requested. Omitted portions filed with the Commission.

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